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                       CONSENT AND REPORT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANT


         We hereby consent to the use in this Registration Statement of our report dated August 1, 1996, except for Notes 1, 2, 3 and 7, which are dated October 14, 1996 relating to the financial statements of Commodore Separation Technologies, Inc. (a development stage company), and to the reference to our Firm under the caption "Experts" in the prospectus.





                                   Tanner+Co.
                                   ---------------------------------------
                                   Tanner + Co.





                                      CERTIFIED PUBLIC ACCOUNTANTS
                                   ----------------------------------------
                                   675 East 500 South, Suite 640
                                   Salt Lake City, Utah 84102
                                   Telephone     (801) 532-7444
                                   Fax           (801) 532-4911


                                   A PROFESSIONAL CORPORATION

Salt Lake City, Utah
October 21, 1996